Exhibit 4.46

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

FIFTH AMENDMENT TO THE AGREEMENT NUMBER 051-I-06

FIFTH AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT THROUGH THE MEXICAN SATELLITE SYSTEM No. 051-I-06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S.A. DE C. V., HEREINAFTER REFERRED TO AS “SATMEX”, REPRESENTED BY CLEMENTE HUMBERTO CABELLO ALCERRECA, ITS LEGAL REPRESENTATIVE, AND, TELMEX PERÚ, S.A., HEREINAFTER REFERRED TO AS THE “CLIENT”, REPRESENTED BY ITS GENERAL MANAGER,  MAURICIO ESCOBEDO VÁZQUEZ AND ITS LEGAL ADVISOR, ROSA VIRGINIA NAKAGAWA MORALES, AS LEGAL REPRESENTATIVES, ACCORDING TO THE FOLLOWING:

WHEREAS

1.-              On June 8, 2006, SATMEX and the CLIENT executed the International Satellite Signal Conduction Agreement Number 051-I-06, for an initial mínimum bandwidth of [***] MHz, [***] band, in the [***] and [***] satellites (hereinafter referred to as the “Agreement”).

2.-              In accordance to the provisions of the first clause of the Agreement, SATMEX and the CLIENT have executed various Satellite Capacity Annexes, in order to increase satellite capacity contracted.

3.-              By virtue of the execution of the satellite capacity annexes that is referenced in the second recital of this Fifth Amendment, through which the Service has been migrated to the [***] satellite, the total capacity contracted between the parties amounts [***] Megahertz, in accordance with the satellite capacity annex 11 executed by the parties on November 27, 2007.

4.-              On October 1, 2007, SATMEX and the CLIENT executed a First Amendment to the Agreement through which Clauses First and Eighth of the Agreement were amended to establish a mínimum use of [***] MHz and a mínimum invoicing of [***].

5.-              On November 29, 2007, SATMEX and the CLIENT executed a Second Amendment to the Agreement  by which the parties agreed the contracting of [***] additional transponders ([***]) in the [***] satellite, in the [***], capacity contracted under the Agreement and its respective Satellite Capacity Annexes.

6.-              On February 15, 2008, SATMEX and the CLIENT signed a Third Amendment to the Agreement by which the parties agreed to terminate the Second Amendment, from the execution date of the Third Amendment, except as provided in its Sixth Clause, to increase capacity contracted in the [***], in [***].

7.-              On April 15, 2008, SATMEX and the CLIENT signed a Fourth Amendment to the Agreement by which the parties agreed to modify the First Clause of the First Amendment, to [***].

R E P R E S E N T A T I O N S

I.-            CLIENT represents that:

I.1             Ratifies the authority exhibited in the Agreement, as well as the Representations contained in it.

II.                                   SATMEX represents that:

II.1        Ratifies the Representations contained in paragraphs II.1 and II.3 a la II.5 of the Agreement.

CONFIDENTIAL

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

II.2        Clemente Humberto Cabello Alcerreca, legal representative, is entitled to subscribe this Fifth Amendment, according to the public deed number 41,609, dated April 25, 2008, granted before Erik Namur Campesino, Public Notary No. 94 of the Federal District.

III.-  STAMEX and the CLIENT, together the “Parties” represent that:

III.1   Ratify the authority exhibited by their legal representatives in the Fifth Amendment (the “Amendment”) and their will to execute this document, under the terms and conditions herein specified.

NOW THEREFORE, in consideration of the foregoing and the mutual commitments and covenants contained in this Amendment, the Parties hereby agree as follows:

C L A U S E S

FIRST.- The Parties agree to termine the effects of the Fourth Amendment since the execution of this Fifth Amendment.

SECOND.- [***]

THIRD.- SATMEX and the CLIENT agree that this Fifth Amendment will be effective since the date of its execution and until February 7, 2009.

FOURTH.- The Parties agree that if a dispute arises with respect to the compliance, content, interpretation and scope of the obligations contained in the Agreement, its Satellite Capacity Annexes and its Amendments, the parties voluntarily submit to the jurisdiction provided for in the Twentieth clause of the Agreement.

FIFTH.- SATMEX and the CLIENT agree that, except for the terms modified in this Amendment, all other terms and conditions set forth in the Agreement, its Satellite Capacity Annexes and its Amendments, remain valid, in the terms in which they were agreed.

This Amendment is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on September 1, 2008.

THE CLIENT	SATMEX

/s/ MAURICIO ESCOBEDO VÁZQUEZ	/s/ CLEMENTE HUMBERTO CABELLO ALCERRECA
MAURICIO ESCOBEDO VÁZQUEZ GENERAL MANAGER	CLEMENTE HUMBERTO CABELLO ALCERRECA LEGAL REPRESENTATIVE

/s/ ROSA VIRGINIA NAKAGAWA MORALES
ROSA VIRGINIA NAKAGAWA MORALES LEGAL ADVISOR

EXECUTION PAGE OF THE FIFTH AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT  No. 051-I -06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S. A. DE C. V. AND TELMEX PERÚ, S.A.

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Jlhr

CLIENT’S INITIALS